Exhibit 99.1

Roadzen Signs Definitive Agreement to Acquire Majority Control of a Commercial Auto Insurance Broker, Expanding Its U.S. Footprint

The acquisition is non-dilutive for shareholders and expected to generate over $30 million in annual premiums, with $8 million in annual revenues over the next twelve months after closing, and a 25% net income margin on a standalone basis

NEW YORK, October 29, 2025 (GLOBE NEWSWIRE) – Roadzen Inc. (Nasdaq: RDZN), a global leader in AI at the intersection of insurance and mobility, today announced that it has signed a definitive agreement to acquire majority control of a commercial auto insurance broker and managing general underwriter (MGU) operating across several U.S. states. The acquisition is scheduled to close within this quarter, subject to customary closing conditions.

The MGU is licensed to operate as an insurance broker across California, Texas, Illinois, and New Jersey, and serves small and mid-sized fleets through an expanding national network of agencies and producers. It also maintains Lloyd’s of London Coverholder status, enabling it to underwrite specialty transportation and commercial vehicle risks on behalf of Lloyd’s syndicates.

The U.S. commercial auto insurance market, estimated at $75–80 billion in annual premiums, is one of the fastest-growing segments in global non-life insurance. With rising claims and liability costs, regulatory complexity, and the growing adoption of telematics and AI, the market is primed for transformation. This acquisition provides Roadzen with a fully licensed, revenue-generating MGU platform to accelerate its U.S. expansion and deliver data-driven, AI-powered insurance solutions for commercial fleets.

“This acquisition is a strategic leap forward in Roadzen’s U.S. strategy,” commented Rohan Malhotra, Founder and CEO of Roadzen. “It strengthens our distribution, adds several new carrier relationships, and brings deep commercial-auto underwriting expertise and exceptional leadership talent. We are deeply impressed by this team — they are exceptional leaders who have built a high-performing business in record time, and we are proud to welcome them into the Roadzen organization.”

After issuing its first policy earlier this year, the business has grown to reach a $15 million annualized premium run rate as of September 2025. Following the closing, it is expected to be integrated with DrivebuddyAI and National Auto Club, combining telematics, roadside assistance, claims, and insurance distribution — creating a uniquely positioned platform in the U.S. commercial auto sector. Together, these operations are expected to drive growth to reach approximately $150 million in Gross Written Premiums (GWP) within three years while maintaining 25%+ net income margins.

The business operates on a commission-and fee-based model without underwriting risk, earning 15–25% of premiums as revenues per policy sold, plus additional fee income and profit share, while maintaining global underwriting capabilities through delegated authority with Lloyd’s of London and other leading insurance carriers.

Key Highlights and Synergies

●	$15 million annualized premium run rate achieved within seven months of launch
●	Adds six new insurance carrier relationships in the U.S. to Roadzen’s global platform

●	Expanding network of 300+ agents and producers representing over $100 million in potential annual premiums
●	Adds 90+ new commercial fleets as clients across the U.S.
●	Proven leadership team in sales, operations, and underwriting
●	Projected to scale to $150 million in GWP within three years through Roadzen synergies
●	Positions the U.S. as Roadzen’s second-largest market

“We are delighted to work with this leadership team and believe the acquisition will create tremendous strategic synergy with our technology and existing operations in the U.S. — a solid foundation on which to lead the transformation of the $75+ billion commercial auto insurance market,” added Malhotra. “We are reshaping how insurance is underwritten, how claims are settled, and how safety is improved on the road — powered by our AI. With the growth we’re seeing in India, a major global OEM partnership in Europe, and now this expansion in the U.S., we’re building on a series of wins that together mark the next phase of Roadzen’s journey — creating the world’s leading company at the intersection of AI, insurance, and mobility.”

Once all closing conditions are met and the transaction is completed, Roadzen will disclose the name of the acquired business.

About Roadzen Inc.

Roadzen Inc. (Nasdaq: RDZN) is a global leader in AI at the convergence of insurance and mobility. Roadzen builds technology that helps insurers, automakers, and fleets better predict and prevent risk, automate claims, and deliver seamless, embedded insurance experiences. Thousands of clients — from global insurers and automakers to small fleets and brokers — rely on Roadzen’s technology across North America, Europe, and Asia.

Roadzen’s pioneering work in telematics, generative AI, and computer vision has earned recognition from Forbes, Fortune, and Financial Express as one of the world’s top AI innovators. Headquartered in Burlingame, California, Roadzen employs more than 300 people across offices in the U.S., U.K., and India. Learn more at www.roadzen.ai.

Cautionary Statement Regarding Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” and “continue,” or the negative of such terms or other similar expressions. Such statements include, but are not limited to, our ability to consummate the transaction described in this press release when anticipated, or at all, and anticipated benefits of such transaction, anticipated benefits of our products and solutions, business growth in the U.S., U.K. and India, anticipated strategy, demand for our products, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management, as well as all other statements other than statements of historical fact included in this press release. Factors that might cause or contribute to such a discrepancy include, but are not limited to, the possibility that one or more of the conditions to closing of the transaction described in the press release are not satisfied, as well as those factors described in “Risk Factors” in our Securities and Exchange Commission (“SEC”) filings, including the annual report on Form 10-K we filed with the SEC on June 26, 2025. We urge you to consider these factors, risks and uncertainties carefully in evaluating the forward-looking statements contained in this press release. All subsequent written or oral forward-looking statements attributable to our company or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this press release are made only as of the date of this release. Except as expressly required by applicable securities law, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Investor Contacts: IR@roadzen.ai

Media Contacts: Sanya Soni sanya@roadzen.ai or media@roadzen.ai